EXHIBIT 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”), dated as of April 30, 2023 (the “Effective Date”), is made and entered into by and among Matthew Guild and Sterling Harlan (each a “Noteholder” and, together, the “Noteholders”) and Unrivaled Brands, Inc. (f/k/a Terra Tech Corp.) (“Unrivaled”). The Noteholders and Unrivaled are each sometimes referred to herein as a “Party” and, together, the “Parties”

WHEREAS, the Noteholders and Unrivaled are parties to that certain Stock Purchase Agreement, dated June 9, 2021 (the “SPA”), pursuant to which Unrivaled acquired all outstanding shares of Silverstreak Solutions, Inc. (“Silverstreak”);

WHEREAS, on May 25, 2022, Unrivaled delivered to the Noteholders a written claim for indemnification pursuant to the terms of the SPA, attached hereto as Exhibit A (the “Indemnification Notice”), which Indemnification Notice specifies certain indemnifiable claims and losses (the “Indemnification Claims”); and

WHEREAS, Parties desire to settle and discharge, without the burden and expense of litigation, any and all disputes and claims that any Party may now or hereafter have against any other Party relating to the SPA, including, without limitation, the Indemnification Claims and the Tax Liability (as defined below), whether known or unknown and whether or not asserted or raised or could have raised prior to the Effective Date (all of the foregoing, collectively, the “Released Claims”).

NOW, THEREFORE, in consideration of the promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The Parties acknowledge and agree that the Recitals set forth above are true and accurate and are incorporated herein by this reference.

2. Amended and Restated Notes. The Parties hereby agree that, in satisfaction of the Indemnification Claims and in consideration of this Agreement, those certain Unsecured Promissory Notes, dated October 1, 2023, by and among Unrivaled and each Noteholder shall be amended, restated and consolidated in the forms attached hereto as Exhibit B (the “Guild Note”) and Exhibit C (the “Harlan Note”, and together with the Guild Note, the “New Notes”). The Parties agree to execute and deliver the New Notes simultaneously with the execution of this Agreement and the New Notes shall be considered a pre-condition of the effectiveness of this Agreement.

3. Assumption of Liability. As additional consideration for this Agreement and the covenants and releases set forth herein, Unrivaled agrees to assume (1) certain payroll tax liability of Silverstreak in an amount equal to $527,089.99 (the “Tax Liability”); and (2) the tax liabilities referenced in the letter (the Indemnification Notice Letter"), attached as Exhibit 2 hereto, regarding the indemnification claims pursuant to the SPA. The tax liabilities include (a) Taxes owed to the California Department of Tax and Fee Administration in the amount of $145,367.80, (b) Taxes owed to the Internal Revenue Service in the amount of $1,718,842.00, (c) Taxes owed to the California Franchise Tax Board in the amount of $165,676.51, and (d) Taxes owed to the California Employee Development Department in the amount of $252,833.26, all relating to periods prior to the closing date of the SPA.

4. Mutual Releases.

a) Except for claims to enforce the terms of this Agreement, and in consideration of the undertakings and other covenants set forth herein, Unrivaled, on behalf of themselves and each of their past, present or future partners (whether general, limited or otherwise), entities, related entities, affiliates, predecessors-in-interest, successors-in-interest, divisions, units, subsidiaries (whether wholly, partially or indirectly owned), co-venturers, executors, heirs, administrators, parents, owners, principals, officers, managers, shareholders, directors, members, employees, representatives, distributors, licensees, insurers, attorneys, consultants, accountants, agents and each of their respective successors and assigns, and any and all other persons, corporations or other entities acting under the authority, supervision, direction, control or on behalf of any of the foregoing (collectively, “Unrivaled Releasors”), hereby release and discharge the Noteholders and each of their respective past, present or future partners (whether general, limited or otherwise), entities, related entities, affiliates, predecessors-in-interest, successors-in-interest, divisions, units, subsidiaries (whether wholly, partially or indirectly owned), co-venturers, executors, heirs, administrators, parents, owners, principals, officers, managers, shareholders, directors, members, employees, representatives, distributors, licensees, licensors, insurers, attorneys, consultants, accountants, agents and each of their respective successors and assigns, and any and all other persons, corporations or other entities acting under the authority, supervision, direction, control or on behalf of any of the foregoing (collectively, “Noteholder Releasees”) from any and all liabilities, actions, claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, controversies, agreements, obligations, promises, acts, costs, expenses (including, but not limited to, attorneys’ fees), damages, judgments and demands, whatsoever, whether known or unknown, contingent or vested, in law or equity, that Unrivaled ever had, may now have, or hereafter can, shall or may have against the Noteholder Releasees from the beginning of the world through the end of time relating to the Released Claims.

b) Except for claims to enforce the terms of this Agreement, and in consideration of the undertakings and other covenants set forth herein, the Noteholders, on behalf of themselves and each of their past, present or future partners (whether general, limited or otherwise), entities, related entities, affiliates, predecessors-in-interest, successors-in-interest, divisions, units, subsidiaries (whether wholly, partially or indirectly owned), co-venturers, executors, heirs, administrators, parents, owners, principals, officers, managers, shareholders, directors, members, employees, representatives, distributors, licensees, insurers, attorneys, consultants, accountants, agents and each of their respective successors and assigns, and any and all other persons, corporations or other entities acting under the authority, supervision, direction, control or on behalf of any of the foregoing (collectively, “Noteholder Releasors”), hereby release and discharge Unrivaled and each of their respective past, present or future partners (whether general, limited or otherwise), entities, related entities, affiliates, predecessors-in-interest, successors-in-interest, divisions, units, subsidiaries (whether wholly, partially or indirectly owned), co-venturers, executors, heirs, administrators, parents, owners, principals, officers, managers, shareholders, directors, members, employees, representatives, distributors, licensees, licensors, insurers, attorneys, consultants, accountants, agents and each of their respective successors and assigns, and any and all other persons, corporations or other entities acting under the authority, supervision, direction, control or on behalf of any of the foregoing (collectively, “Unrivaled Releasees”) from any and all liabilities, actions, claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, controversies, agreements, obligations, promises, acts, costs, expenses (including, but not limited to, attorneys’ fees), damages, judgments and demands, whatsoever, whether known or unknown, contingent or vested, in law or equity, that the Noteholder Releasors ever had, may now have, or hereafter can, shall or may have against the Unrivaled Releasees from the beginning of the world through the end of time relating to the Released Claims.

c) In furtherance of the releases set forth herein, the Parties, on behalf of themselves and the Unrivaled Releasors and Noteholder Releasors (respectively), hereby (i) acknowledge that they may later discover facts different from or in addition to those that they now know or believe to be true with respect to the claims released hereunder; (ii) agree that, in such event, the releases herein, including, without limitation, the general releases herein, shall nevertheless remain effective in all respects, notwithstanding such different or additional facts or the discovery of those facts; and (iii) further acknowledge that they are aware of, have read, understand and expressly waive any and all rights that they have or may have under § 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties, on behalf of themselves and the Unrivaled Releasors and the Noteholder Releasors (respectively), further waive and relinquish any right or benefit that they have or may have under any law or statute similar to § 1542 of the California Civil Code in any other jurisdiction.

5. Covenant Not to Sue. The Parties each represent and warrant that such Party has not filed or commenced any complaints, claims, actions, or proceedings of any kind against any of the Unrivaled Releasees or Noteholder Releasees with any federal, state, or local court or any administrative, regulatory, or arbitration agency or body. To the fullest extent permitted by law, each Party agrees not to commence, maintain, prosecute, or participate in any action or proceeding in any court, agency, or other forum against the Unrivaled Releasees or Noteholder Releasees (as applicable) with respect to any act, omission, transaction, or occurrence up to and including the Effective Date of this Agreement. Notwithstanding the foregoing, this Agreement shall not, and is not intended to, operate to preclude either Party from filing any claims relating to the enforcement of this Agreement.

6. Restrictive Covenants.

a) Non-Disparagement. Each Party hereby agrees, on behalf of itself and the Unrivaled Releasees or Noteholder Releasees (as applicable), that it will not, directly or indirectly, make any oral or written negative, disparaging, or otherwise adverse statements, suggestions, or representations of or concerning the other Party, or any Unrivaled Releasees or Noteholder Releasees (as applicable). For the avoidance of doubt, this includes, without limitation, statements, suggestions, or representations memorialized in any medium whatsoever, whether electronic or otherwise, including, without limitation, e-mail and social media platforms of any kind.

b) Non-Interference. Each Party hereby agrees, on behalf of itself and the Unrivaled Releasees or Noteholder Releasees (as applicable), that it will not, either directly or indirectly, interfere with the other Party’s current or prospective customers, clients, investors or business relationships.

7. Confidentiality. The provisions of this Agreement and the negotiations leading up to it shall not be disclosed in any manner to any third party, except (i) as required by law; (ii) in a court of law in connection with an action regarding a failure to comply with the obligations of this Agreement, to the extent the party filing the document takes reasonable efforts to file the document under seal; (iii) by either Party to the Unrivaled Releasees or Noteholder Releasees (as applicable); and (iv) by the Parties to their respective attorneys, accountants, auditors; provided, however, that any disclosure in response to valid legal process shall be (A) on a confidential basis, (B) strictly limited to the parties in the legal proceedings to which the process relates, and (C) upon advance notice and provision of a copy of the legal process prompting the disclosure to each non-disclosing Party to this Agreement. It is expressly understood and agreed that if any Party breaches the provisions of this paragraph, the other Parties will be entitled to appropriate remedies in an action at law or equity. It is further understood and agreed that the non-breaching Party may be entitled to injunctive or other equitable relief to prevent such a breach, and shall not be obligated to secure any bond or give any security in connection with the application for such relief. The right to seek injunctive relief under this paragraph shall be in addition to all other rights, remedies and forms of relief that may be available.

8. Notices. Any notices or transmissions to be given hereunder by either Party to the other Party may be effected by (a) personal delivery in writing; (b) nationally-recognized overnight delivery service; or (c) electronic mail. Notices shall be addressed to the Parties at the addresses set forth on the signature page hereto.

9. Miscellaneous.

a) This Agreement shall be deemed to have been written jointly by the Parties. Ambiguities shall not be construed against the interest of any Party by reason of it or he having drafted all or any part of this Agreement.

b) Each of the Parties agrees to bear its and his own costs and attorneys’ fees in connection with the preparation and execution of this Agreement, and none of them shall seek reimbursement of any such costs and fees from any other Party.

c) The representations, warranties, covenants and other provisions contained in this Agreement shall survive its execution. This Agreement shall continue in perpetuity and shall be worldwide in scope unless an instrument in writing signed by the Parties otherwise alters such terms.

d) The persons signing this Agreement on behalf of corporations, partnerships or any other entities hereby represent and warrant that they are duly authorized to execute this Agreement on behalf of the entities for which they have signed, and that this Agreement is legal, valid and binding on the entities for which they have signed.

e) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without regard to the conflicts or choice of law principles thereof). Venue for any action brough under this Agreement shall be exclusively in the courts of competent jurisdiction located in Los Angeles County, California.

f) This Agreement (i) may not be assigned or transferred, in whole or in part, by operation of law or otherwise, by either Party without the prior written consent of the other Party, and (ii) may not be amended or modified, by course of conduct or otherwise, except in a writing duly executed by both Parties. Any waiver of any provision of this Agreement shall be in writing duly executed by the waiving Party. The failure or delay by either Party to seek redress for any breach or default under this Agreement, or to insist upon the strict performance of any provision of this Agreement, shall not constitute a waiver thereof.

g) The Parties expressly acknowledge, represent and/or agree that (i) this Agreement supersedes any and all oral statements and representations by any of the Parties hereto and, together with the New Notes, embodies their full, complete and entire agreement and understanding of all of the terms and conditions with respect to the matters discussed; (ii) this Agreement and its provisions may not be altered, amended, modified, superseded, terminated, canceled, renewed, extended, waived or otherwise changed in any respect whatsoever except by a written instrument duly executed by the Parties; (iii) they will make no claim at any time or place that this Agreement has been orally altered or modified or otherwise changed by oral communication of any kind or character; (iv) they have read this Agreement and know and understand its contents; (v) they have freely and voluntarily entered into this Agreement; (vi) no oral or written representations or promises of any kind, unless specifically contained in this Agreement, have been made or relied upon by them; and (vii) they have had the benefit of the advice of legal counsel before executing this Agreement or have been advised of their right to consult with legal counsel and have knowingly and voluntarily refrained from seeking legal counsel.

h) The Parties may execute this Agreement in separate counterparts (including by electronic signature ang PDF copy), each of which shall be deemed an original instrument as against the party who has signed it.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date set forth above.

UNRIVALED BRANDS, INC.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	CEO

By:	/s/ Matthew Guild
Name:	Matthew Guild

By:	/s/ Sterling Harlan
Name:	Sterling Harlan

EXHIBIT A

EXHIBIT B

EXHIBIT C